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Exhibit 5.1

[Letterhead of Thompson & Knight LLP]

July 29, 2011

Petrohawk Energy Corporation
1000 Louisiana, Suite 5600
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as special counsel for Petrohawk Energy Corporation, a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange its 6.25% Senior Notes due 2019 to be registered under the Securities Act of 1933 (the "Exchange Notes") for any and all of its outstanding 6.25% Senior Notes due 2019 (the "Outstanding Notes"). The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the "Subsidiary Guarantees," and together with the Exchange Notes, the "Securities") on a joint and several basis by the Company's subsidiaries listed as "Registrant Guarantors" in the Company's registration statement on Form S-4 (the "Subsidiary Guarantors"). The Outstanding Notes have been, and the Exchange Notes will be, issued, and the Subsidiary Guarantees have been given, pursuant to an Indenture dated as of May 20, 2011 (the "Indenture") among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

        In connection with such matters, we have examined the Indenture (including the Subsidiary Guarantees contained therein), the registration statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933 (the registration statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate or organizational records of the Company and the Subsidiary Guarantors, certificates of officials of the Company, the Subsidiary Guarantors and public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.

        Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933 and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and the Indenture: (i) the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Subsidiary Guarantees contained therein, and (ii) the Subsidiary Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors.

        The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

        (a)   The validity and binding effect of the Exchange Notes, the Indenture and the Subsidiary Guarantees may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under the Indenture (including the Subsidiary Guarantees contained therein) may be limited by applicable laws or policies underlying such laws.

        (b)   We express no opinion as to the enforceability of any provisions of the Exchange Notes or the Indenture providing for (i) the waiver of a right of notices, defenses, subrogation immunity, stay, or extension, or any rights under applicable usury laws, (ii) any party's consent to jurisdiction or venue, or

(iii) indemnification rights to the extent related to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        (c)   This opinion is limited in all respects to the laws of the State of Louisiana, the State of New York, the State of Texas, the State of Oklahoma, the Delaware General Corporation Law (including all statutory provisions and also all applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), and applicable federal laws of the United States.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                      Sincerely,

                      /s/ Thompson & Knight LLP

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  Exhibit 5.1
[Letterhead of Thompson & Knight LLP] July 29, 2011